Exhibit 99.1
Earnings Release

INVESTORS REAL ESTATE TRUST
ANNOUNCES
FINANCIAL AND OPERATING RESULTS
FOR THE QUARTER AND YEAR-TO-DATE ENDED APRIL 30, 2010

Minot, ND – June 30, 2010 – Investors Real Estate Trust (tickers: IRET and IRETP; exchange: NASDAQ Global Select Market) reported financial and operating results today for the quarter and year-to-date ended April 30, 2010.

During the three month and twelve month periods ended April 30, 2010, IRET’s revenues increased from the year-earlier periods. Funds From Operations (FFO)1 decreased for the three and twelve month periods ended April 30, 2010 compared to the same periods of the prior fiscal year, overall and on a per share and unit basis.  Net income declined from the year-earlier periods, primarily attributable to increased vacancy in all segments and in particular our multi-family residential segment, impairment of real estate investment and an increase in depreciation, interest expense and real estate expenses in the three and twelve month periods ended April 30, 2010 compared to the three and twelve month periods ended April 30, 2009.

For the three month period ended April 30, 2010, as compared to the same period of the prior fiscal year:

•	Revenues increased to $62.2 million from $60.7 million.

•
FFO decreased to $15.8 million on approximately 94,979,000 weighted average shares and units outstanding, from $16.6 million on approximately 80,361,000 weighted average shares and units outstanding ($.17 per share and unit compared to $.21 per share and unit).

•	Net Income Available to Common Shareholders, as computed under generally accepted accounting principles, was approximately $654,000, compared to $1.7 million.

For the twelve month period ended April 30, 2010, as compared to the same period of the prior fiscal year:

•	Revenues increased to $242.8 million from $240.0 million.

•
FFO decreased to $61.5 million on approximately 89,918,000 weighted average shares and units outstanding, from $64.6 million on approximately 79,820,000 weighted average shares and units outstanding ($.69 per share and unit compared to $.81 per share and unit).

•	Net Income Available to Common Shareholders, as computed under generally accepted accounting principles, was approximately $1.6 million, compared to $6.2 million.

Total expenses increased by $3.7 million, or 9.0%, in the three months ended April 30, 2010 compared to the three months ended April 30, 2009, from $40.5 million to $44.2 million. Total expenses increased by $10.2 million, or 6.3%, from $161.5 million to $171.7 million, for the twelve month period ended April 30, 2010 compared to the same period of the prior fiscal year.

______________________________
1
The National Association of Real Estate Investment Trusts, Inc. (NAREIT) defines FFO as net income (computed in accordance with generally accepted accounting principles), excluding gains/losses from sales of property plus real estate depreciation and amortization.  FFO is a non-GAAP measure.  We consider FFO to be a standard supplemental measure for equity real estate investment trusts because it facilitates an understanding of the operating performance of properties without giving effect to real estate depreciation and amortization, which assume that the value of real estate assets diminishes predictably over time.  Since real estate values instead historically rise or fall with market conditions, we believe that FFO provides investors and management with a more accurate indication of our financial and operating results. See table below for a reconciliation of Net Income to FFO.

i

Operating Results

Net Operating Income (NOI)2 from stabilized properties3 decreased approximately 5.2%, or $1.9 million, during the three month period ended April 30, 2010, compared to the same period one year ago. NOI from stabilized properties decreased in all of our segments except commercial medical, which increased 1.5%. NOI from all properties decreased 1.5%, or $560,000, during the three month period ended April 30, 2010, compared to the same period one year ago.  NOI from all properties decreased in all of our segments except commercial medical, which increased 11.8%. During the twelve month period ended April 30, 2010 compared to the same period one year ago, NOI from stabilized properties decreased in all of our segments except commercial medical, which increased 3.5%, and NOI from all properties decreased in all of our segments except commercial medical, which increased 8.3%.

As of April 30, 2010 compared to April 30, 2009, physical occupancy levels on a stabilized property basis and all property basis decreased in all of our five reportable segments except for commercial medical on an all property basis.

Physical Occupancy Levels on a Stabilized Property and All Property Basis:

	Stabilized Properties(a)		All Properties
	April 30,		April 30,
Segments	2010	2009	2010	2009
Multi-Family Residential	90.2%	93.2%	90.2%	92.9%
Commercial Office	84.2%	87.4%	83.4%	87.4%
Commercial Medical	94.5%	95.6%	95.1%	95.0%
Commercial Industrial	90.4%	96.9%	90.8%	97.0%
Commercial Retail	80.5%	85.1%	80.5%	85.1%

a.	For Twelve Months Ended April 30, 2010, stabilized properties excluded:
Multi-Family Residential -
Minot 4th Street Apartments, Minot, ND; Minot 11th Street Apartments, Minot, ND; Minot Fairmont Apartments, Minot, ND; Minot Westridge Apartments, Minot, ND; Thomasbrook Apartments, Lincoln, NE; Evergreen Apartments, Isanti, MN; 401 South Main, Minot, ND; IRET Corporate Plaza, Minot, ND; Sweetwater Community, Grafton, ND; Crown Apartments, Rochester, MN and Northern Valley Apartments, Rochester, MN.

Total number of units, 497. Occupancy % for April 30, 2010 is 90.7%.

Commercial Office -	Bismarck 715 E Broadway, Bismarck, ND; IRET Corporate Plaza, Minot, ND, 12 South Main Street, Minot, ND and Minot 2505 16th St SW, Minot, ND.
Total square footage, 87,810. Occupancy % for April 30, 2010 is 41.6%.

Commercial Medical -
2828 Chicago Avenue, Minneapolis, MN; Casper 1930 E 12th Street (Park Place), Casper, WY; Casper 3955 E 12th Street (Meadow Wind), Casper, WY; Cheyenne 4010 N College Drive (Aspen Wind), Cheyenne, WY; Cheyenne 4060 N College Drive (Sierra Hills), Cheyenne, WY and Laramie 1072 N 22nd Street (Spring Wind), Laramie, WY.

Total square footage, 294,238. Occupancy % for April 30, 2010 is 100.0%.

Commercial Industrial -	Minnetonka 13600 County Road 62, Minnetonka, MN and Clive 2075 NW 94th St., Clive, IA.
Total square footage, 112,494. Occupancy % for April 30, 2010 is 100.0%.

For Twelve Months ended April 30, 2009, stabilized properties excluded:
Multi-Family Residential -
Minot 4th Street Apartments, Minot, ND; Minot 11th Street Apartments, Minot, ND; Minot Fairmont Apartments, Minot, ND; Minot Westridge Apartments, Minot, ND, Thomasbrook Apartments, Lincoln, NE; Evergreen Apartments, Isanti, MN and 401 South Main, Minot, ND; IRET Corporate Plaza, Minot, ND and Sweetwater Community, Grafton, ND.

Total number of units, 451. Occupancy % for April 30, 2009 is 85.8%.

Commercial Office -	401 South Main, Minot, ND; Bismarck 715 E Broadway, Bismarck, ND; IRET Corporate Plaza, Minot, ND and 12 South Main, Minot ND.
Total square footage, 82,986. Occupancy % for April 30, 2009 is 87.8%.

Commercial Medical -	2828 Chicago Avenue, Minneapolis, MN.
Total square footage, 56,239. Occupancy % for April 30, 2009 is 72.0%.

Commercial Industrial -	Minnetonka 13600 County Road 62, Minnetonka, MN
Total square footage, 69,984. Occupancy % for April 30, 2009 is 100.0%.

______________________________
2
We measure the performance of our segments based on NOI, which we define as total revenues less property operating expenses and real estate taxes.  We believe that NOI is an important supplemental measure of operating performance for a real estate investment trust’s operating real estate because it provides a measure of core operations that is unaffected by depreciation, amortization, financing and general and administrative expense.  NOI does not represent cash generated by operating activities in accordance with GAAP, and should not be considered an alternative to net income, net income available for common shareholders or cash flow from operating activities as a measure of financial performance. See tables below for a reconciliation of NOI to the condensed consolidated financial statements.

3
Stabilized properties are those properties owned for the entirety of both periods being compared.  While results presented on a stabilized property basis are not determined in accordance with GAAP, management believes that measuring performance on a stabilized property basis is useful to investors and to management because it enables evaluation of how the Company’s properties are performing year over year.

Acquisitions

During the fourth quarter of fiscal year 2010, on April 1, 2010, the Company acquired two multi-family residential properties in Rochester, Minnesota, with 48 units and 16 units, respectively.  The Company paid a total of approximately $3.6 million for the 48-unit apartment complex, a portion of which was paid in limited partnership units of the Company’s Operating Partnership (“Units”) valued at approximately $1.0 million, or $10.25 per unit, with the remainder consisting of the assumption of existing debt on the property.  The Company paid $720,000 in cash for the 16-unit apartment property.  The Company had no development projects placed in service or material dispositions in the fourth quarter of fiscal year 2010.

During the third quarter of fiscal year 2010, on December 30, 2009, IRET acquired two limited liability companies that own and operate a portfolio of five assisted living facilities in three communities in Wyoming.  IRET acquired 100% of the member interests in the owner and operator of these five facilities for a total purchase price of approximately $45.0 million. The Wyoming assisted living portfolio consists of the Meadow Wind and Park Place assisted living facilities in Casper, Wyoming; the Aspen Wind and Sierra Hills assisted living facilities in Cheyenne, Wyoming; and the Spring Wind assisted living facility in Laramie, Wyoming.  During the third quarter of fiscal year 2010, on November 13, 2009, the Company acquired an approximately 6.8 acre parcel of vacant land located in Fargo, North Dakota for a purchase price of approximately $395,000. The Company has constructed a new facility on this property which is leased to a single tenant, with a lease commencement date of July 1, 2010. The Company estimates that its final cost to construct the facility will be approximately $4.2 million, including the cost of the land, plus imputed construction interest. The Company had no development projects placed in service or material dispositions during the third quarter of fiscal year 2010.

During the second quarter of fiscal year 2010, IRET acquired two properties: on August 5, 2009, an approximately 42,180 square foot showroom/warehouse property located in a western suburb of Des Moines, Iowa, triple-net leased to a single tenant, for which the Company paid a total of approximately $3.4 million, a portion of which was paid in Units valued at a total of approximately $2.8 million, or $10.25 per unit, with the remainder paid in cash; and, on October 1, 2009, an approximately 15,000 square foot, 2-story office building on 1.5 acres located near IRET’s corporate headquarters building in Minot, North Dakota, for a total of $2.4 million, a portion of which the Company paid in Units valued at a total of approximately $91,000, with the remainder paid in cash.  IRET had no development projects placed in service or dispositions during the second quarter of fiscal year 2010.

During the first quarter of fiscal year 2010, IRET had no acquisitions, development projects placed in service or dispositions.

Shareholder Equity, Distributions and Capital Structure

In April 2009, IRET and IRET Properties entered into a continuous equity offering program sales agreement with Robert W. Baird & Co. Incorporated (Baird).  Pursuant to the Sales Agreement, IRET may offer and sell its common shares of beneficial interest, no par value, having an aggregate gross sales price of up to $50 million, from time to time through Baird as IRET's sales agent.  IRET has no obligation to sell any common shares under the program, and Baird is not required to sell any specific number or dollar amount of common shares, but has agreed to use its commercially reasonable efforts to sell the common shares as directed by IRET. During the fourth quarter of fiscal year 2010, IRET sold 1.2 million shares under this program.

On April 1, 2010, IRET paid a quarterly distribution of $0.1715 per share and unit on its common shares and limited partnership units of IRET Properties.  This was IRET’s 156th consecutive distribution at equal or increasing rates.  IRET also paid, on March 31, 2010, a quarterly distribution of $0.5156 per share on its Series A preferred shares.

As of April 30, 2010, IRET had a total capitalization of $1.9 billion.  Total capitalization is defined as the market value (closing price at end of period) of the Company’s outstanding common shares and the imputed market value of the outstanding limited partnership units of IRET Properties (which are convertible, at the expiration of a specified holding period, into cash or, at the Company’s sole discretion, into common shares of the Company on a one-to-one basis), plus the book value of the Company’s preferred shares and the outstanding principal balance of the consolidated debt of the Company.

Conference Call Information

The Conference Call for 4th Quarter and Year-End Earnings is scheduled for Thursday, July 1, 2010 at 9:00 A.M. Central Daylight Time.  The call will be limited to one hour, including questions and answers.  Conference call access information is as follows:

USA Toll Free Number: 1-877-317-6789

International Toll Free Number: 1-412-317-6789

Canada Toll Free Number: 1-866-605-3852

A webcast and transcript of the call will be archived on the “Investors Presentations & Events” page of IRET’s website, http://www.iret.com, for one year.  Questions regarding the conference call should be directed to IRET Investor Relations at landerson@iret.com.

About IRET

IRET is a self-administered, equity real estate investment trust investing in income-producing properties located primarily in the upper Midwest.  IRET owns a diversified portfolio of properties consisting of 78 multi-family residential properties with 9,691 apartment units; and 67 office properties, 54 medical properties (including senior housing), 19 industrial properties and 33 retail properties with a total of approximately 12.0 million square feet of leasable space.  IRET’s distributions have been maintained or increased every year for 39 consecutive years.  IRET common and preferred shares are publicly traded on the NASDAQ Global Select Market (symbols:  IRET and IRETP).  IRET’s press releases and supplemental information are available on the Company website at www.iret.com or by contacting Investor Relations at 701-837-4738.

Certain statements in this earnings release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from projected results.  Such risks, uncertainties and other factors include, but are not limited to:  fluctuations in interest rates, the effect of government regulation, the availability of capital, changes in general and local economic and real estate market conditions, competition, our ability to attract and retain skilled personnel, and those risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission, including our 2009 Form 10-K.  We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

	(in thousands)
	April 30, 2010	April 30, 2009
ASSETS
Real estate investments
Property owned	$1,800,519	$1,729,585
Less accumulated depreciation	(308,626)	(262,871)
	1,491,893	1,466,714
Development in progress	2,831	0
Unimproved land	6,007	5,701
Mortgage loans receivable, net of allowance of $3 and $3, respectively	158	160
Total real estate investments	1,500,889	1,472,575
Other assets
Cash and cash equivalents	54,791	33,244
Marketable securities – available-for-sale	420	420
Receivable arising from straight-lining of rents, net of allowance of $912 and $842, respectively	17,320	16,012
Accounts receivable, net of allowance of $257 and $286, respectively	4,916	2,738
Real estate deposits	516	88
Prepaid and other assets	1,189	1,051
Intangible assets, net of accumulated amortization of $39,571 and $44,887, respectively	50,700	52,173
Tax, insurance, and other escrow	9,301	7,261
Property and equipment, net of accumulated depreciation of $924 and $957, respectively	1,392	1,015
Goodwill	1,388	1,392
Deferred charges and leasing costs, net of accumulated amortization of $13,131 and $11,010, respectively	18,108	17,122
TOTAL ASSETS	$1,660,930	$1,605,091
LIABILITIES AND EQUITY
LIABILITIES
Accounts payable and accrued expenses	$38,514	$32,773
Revolving lines of credit	6,550	5,500
Mortgages payable	1,057,619	1,070,158
Other	1,320	1,516
TOTAL LIABILITIES	1,104,003	1,109,947
COMMITMENTS AND CONTINGENCIES
REDEEMABLE NONCONTROLLING INTERESTS – CONSOLIDATED REAL ESTATE ENTITIES	1,812	1,737
EQUITY
Investors Real Estate Trust shareholder’s equity
Preferred Shares of Beneficial Interest (Cumulative redeemable preferred shares, no par value, 1,150,000 shares issued and outstanding at April 30, 2010 and April 30, 2009, aggregate liquidation preference of $28,750,000)	27,317	27,317
Common Shares of Beneficial Interest (Unlimited authorization, no par value, 75,805,159 shares issued and outstanding at April 30, 2010, and 60,304,154 shares issued and outstanding at April 30, 2009)	583,618	461,648
Accumulated distributions in excess of net income	(201,412)	(155,956)
Total Investors Real Estate Trust shareholders’ equity	409,523	333,009
Noncontrolling interests – Operating Partnership (20,521,365 units at April 30, 2010 and 20,838,197 units at April 30, 2009)	134,970	148,199
Noncontrolling interests – consolidated real estate entities	10,622	12,199
Total equity	555,115	493,407
TOTAL LIABILITIES AND EQUITY	$1,660,930	$1,605,091

v

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
for the three and twelve months ended April 30, 2010 and 2009

	Three Months Ended April 30		Twelve Months Ended April 30
	(in thousands, except per share data)
	2010	2009	2010	2009
REVENUE
Real estate rentals	$50,931	$49,183	$197,714	$194,758
Tenant reimbursement	11,297	11,469	45,061	45,247
TOTAL REVENUE	62,228	60,652	242,775	240,005
EXPENSES
Depreciation/amortization related to real estate investments	14,407	13,825	57,393	54,646
Utilities	4,935	4,973	18,058	18,975
Maintenance	6,801	6,347	28,208	27,603
Real estate taxes	7,766	8,037	31,529	30,443
Insurance	995	813	3,905	3,051
Property management expenses	6,134	4,325	19,841	18,079
Administrative expenses	1,312	861	5,716	4,430
Advisory and trustee services	131	115	502	452
Other expenses	1,045	283	2,513	1,440
Amortization related to non-real estate investments	654	613	2,370	2,068
Impairment of real estate investments	0	338	1,678	338
TOTAL EXPENSES	44,180	40,530	171,713	161,525
Gain on involuntary conversion	0	0	1,660	0
Interest expense	(17,058)	(17,436)	(69,106)	(68,743)
Interest income	278	52	546	608
Other income	116	182	355	314
Income before gain on sale of other investments	1,384	2,920	4,517	10,659
Gain on sale of other investments	68	0	68	54
NET INCOME	1,452	2,920	4,585	10,713
Net income attributable to noncontrolling interests – Operating Partnership	(181)	(596)	(562)	(2,227)
Net (income) loss attributable to noncontrolling interests – consolidated real estate entities	(24)	(57)	(22)	40
Net income attributable to Investors Real Estate Trust	1,247	2,267	4,001	8,526
Dividends to preferred shareholders	(593)	(593)	(2,372)	(2,372)
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$654	$1,674	$1,629	$6,154
NET INCOME PER COMMON SHARE – BASIC AND DILUTED	$.01	$.03	$.03	$.11

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
RECONCILIATION OF NET INCOME ATTRIBUTABLE TO
INVESTORS REAL ESTATE TRUST TO FUNDS FROM OPERATIONS
for the three and twelve months ended April 30, 2010 and 2009

	(in thousands, except per share amounts)
Three Months Ended April 30,	2010			2009
	Amount	Weighted Avg Shares and Units(2)	Per Share and Unit(3)	Amount	Weighted Avg Shares and Units(2)	Per Share and Unit(3)

Net income attributable to Investors Real Estate Trust	$1,247			$2,267
Less dividends to preferred shareholders	(593)			(593)
Net income available to common shareholders	654	74,432	$.01	1,674	59,316	$.03
Adjustments:
Noncontrolling interest - Operating Partnership	181	20,547		596	21,045
Depreciation and amortization(1)	14,993			14,360
Gain on depreciable property sales	(68)			0
Funds from operations applicable to common shares and Units	$15,760	94,979	$.17	$16,630	80,361	$.21

	(in thousands, except per share amounts)
Twelve Months Ended April 30,	2010			2009
	Amount	Weighted Avg Shares and Units(2)	Per Share and Unit(3)	Amount	Weighted Avg Shares and Units(2)	Per Share and Unit(3)

Net income attributable to Investors Real Estate Trust	$4,001			$8,526
Less dividends to preferred shareholders	(2,372)			(2,372)
Net income available to common shareholders	1,629	69,093	$.03	6,154	58,603	$.11
Adjustments:
Noncontrolling interest - Operating Partnership	562	20,825		2,227	21,217
Depreciation and amortization(4)	59,383			56,295
Gain on depreciable property sales	(68)			(54)
Funds from operations applicable to common shares and Units	$61,506	89,918	$.69	$64,622	79,820	$.81

(1)
Real estate depreciation and amortization consists of the sum of depreciation/amortization related to real estate investments and amortization related to non-real estate investments from the Condensed Consolidated Statements of Operations, totaling $15,061 and $14,438, less corporate-related depreciation and amortization on office equipment and other assets of $68 and $78, for the three months ended April 30, 2010 and 2009, respectively.

(2)	UPREIT Units of the Operating Partnership are exchangeable for common shares of beneficial interest on a one-for-one basis.

(3)	Net income attributable to Investors Real Estate Trust is calculated on a per share basis. FFO is calculated on a per share and unit basis.

(4)
Real estate depreciation and amortization consists of the sum of depreciation/amortization related to real estate investments  and amortization related to non-real estate investments from the Condensed Consolidated Statements of Operations, totaling $59,763 and $56,714, less corporate-related depreciation and amortization on office equipment and other assets of $380 and $419, for the twelve months ended April 30, 2010 and 2009, respectively.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES

RECONCILATION OF NET OPERATING INCOME TO THE
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
for the three and twelve months ended April 30, 2010 and 2009
	(in thousands)
Three Months Ended April 30, 2010	Multi-Family Residential	Commercial- Office	Commercial- Medical	Commercial- Industrial	Commercial- Retail	Total

Real estate revenue	$19,031	$20,127	$16,287	$3,340	$3,443	$62,228
Real estate expenses	9,479	9,081	5,769	973	1,329	26,631
Net operating income	$9,552	$11,046	$10,518	$2,367	$2,114	35,597
Depreciation/amortization						(15,061)
Administrative, advisory and trustee fees						(1,443)
Other expenses						(1,045)
Interest						(17,058)
Other income						394
Income from continuing operations before sale of other investments						$1,384

	(in thousands)
Three Months Ended April 30, 2009	Multi-Family Residential	Commercial- Office	Commercial- Medical	Commercial- Industrial	Commercial- Retail	Total

Real estate revenue	$19,319	$21,125	$13,393	$3,210	$3,605	$60,652
Real estate expenses	9,101	9,450	3,986	802	1,156	24,495
Net operating income	$10,218	$11,675	$9,407	$2,408	$2,449	36,157
Depreciation/amortization						(14,438)
Administrative, advisory and trustee fees						(976)
Other expenses						(283)
Impairment of real estate investment						(338)
Interest						(17,436)
Other Income						234
Income from continuing operations before sale of other investments						2,920

	(in thousands)
Twelve Months Ended April 30, 2010	Multi-Family Residential	Commercial- Office	Commercial- Medical	Commercial- Industrial	Commercial- Retail	Total

Real estate revenue	$76,430	$82,079	$57,459	$13,304	$13,503	$242,775
Real estate expenses	37,712	36,847	17,904	4,199	4,879	101,541
Gain on involuntary conversion	1,660	0	0	0	0	1,660
Net operating income	$40,378	$45,232	$39,555	$9,105	$8,624	142,894
Depreciation/amortization						(59,763)
Administrative, advisory and trustee fees						(6,218)
Other expenses						(2,513)
Impairment of real estate investment						(1,678)
Interest						(69,106)
Other income						901
Income from continuing operations before sale of other investments						$4,517

	(in thousands)
Twelve Months Ended April 30, 2009	Multi-Family Residential	Commercial- Office	Commercial- Medical	Commercial- Industrial	Commercial- Retail	Total

Real estate revenue	$76,716	$83,446	$52,564	$12,711	$14,568	$240,005
Real estate expenses	36,162	37,644	16,046	3,222	5,077	98,151
Net operating income	$40,554	$45,802	$36,518	$9,489	$9,491	141,854
Depreciation/amortization						(56,714)
Administrative, advisory and trustee fees						(4,882)
Other expenses						(1,440)
Impairment of real estate investment						(338)
Interest						(68,743)
Other income						922
Income from continuing operations before sale of other investments						$10,659